                                                                    Exhibit 24.1

                   POWER OF ATTORNEY AND CONFIRMING STATEMENT

This Power of Attorney and Confirming Statement (this "Statement") confirms that the undersigned has authorized and designated each of William E. Conway, Jr.,
Daniel A. D'Aniello, David M. Rubenstein, Curtis L. Buser and Jeffrey W.
Ferguson to execute and file on the undersigned's behalf all Forms 3, 4, and 5
(including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of The Carlyle Group
L.P.  The authority of William E. Conway, Jr., Daniel A. D'Aniello, David M.
Rubenstein, Curtis L. Buser and Jeffrey W. Ferguson under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to his or her ownership of or transactions in securities of The
Carlyle Group L.P., unless earlier revoked in writing.  The undersigned acknowledges that William E. Conway, Jr., Daniel A. D'Aniello, David M.
Rubenstein, Curtis L. Buser and Jeffrey W. Ferguson are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934, as amended

In witness whereof, this Statement is signed and dated as of the date set forth below.

Dated as of: June 30, 2014    By:    /s/ Michael J. Cavanagh
                                  ----------------------------------------------
                              Name:  Michael J. Cavanagh
                              Title: Co-President and Co-Chief Operating Officer